UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2014

The Men’s Wearhouse, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-16097 (Commission File Number)	74-1790172 (IRS Employer Identification No.)

6380 Rogerdale Road Houston, Texas (Address of principal executive offices)	77072 (Zip Code)

281-776-7000

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of June 17, 2014, Brian T. Vaclavik, Vice President - Finance and Accounting of The Men’s Wearhouse, Inc. (the “Company”), became Senior Vice President, Chief Accounting Officer and Principal Accounting Officer of the Company.  Mr. Vaclavik, age 47, joined the Company in January 2000 as Assistant Controller.  In April 2005, he was promoted to Corporate Controller; in April 2006, he was named Associate Vice President and Corporate Controller; in April 2007, he was promoted to Vice President and Corporate Controller; and, in December 2012, he was named Vice President — Finance & Accounting.

In connection with his appointment as Chief Accounting Officer, Mr. Vaclavik will receive (1) an increase in annual base salary to $265,000 and (2) an increase in his potential annual incentive bonus to up to $100,000 pursuant to the Company’s performance-based annual cash bonus program.  In addition, the Company entered into a Change in Control Agreement with Mr. Vaclavik, consistent with the form of agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 20, 2009.

Additionally, Kelly M. Dilts, who has served as Senior Vice President and Chief Accounting Officer and Principal Accounting Officer of the Company since August 1, 2012, will continue with the Company as Senior Vice President — Finance, leading its internal investor relations function and providing strategic leadership for various departments within the Finance and Accounting group.

Item 5.07   Submission of Matters to a Vote of Security Holders.

(a)           On June 18, 2014, the Company held its Annual Meeting of Shareholders.  At the meeting, the shareholders voted on the following matters:

1.                                      the election of eight directors of the Company to hold office until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;

2.                                      the approval, on an advisory basis, of the Company’s named executive officer compensation; and

3.                                      the ratification of the appointment of the firm Deloitte & Touche LLP as independent registered public accounting firm for the Company for fiscal 2014.

(b)           The eight nominees of the Board of Directors of the Company were elected at the meeting, and, with respect to (i) the approval, on an advisory basis, of the Company’s named executive officer compensation and (ii) the ratification of the appointment of Deloitte & Touche LLP, each received the affirmative votes required for approval.

The number of shares voted for, against and withheld, as well as the number of broker non-votes and abstentions, as the case may be, as to each matter were as follows:

Proposal 1 — Election of Directors:

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
David H. Edwab	42,352,639	1,028,834	1,568,813
Douglas S. Ewert	42,421,780	959,693	1,568,813
Rinaldo S. Brutoco	42,119,138	1,262,335	1,568,813
Sheldon I. Stein	42,119,300	1,262,173	1,568,813
William B. Sechrest	42,464,322	917,151	1,568,813
Grace Nichols	42,464,102	917,371	1,568,813
Allen I. Questrom	42,466,777	914,696	1,568,813
B. Michael Becker	42,465,849	915,624	1,568,813

Proposal 2 — Approval, on an advisory basis, of the Company’s named executive officer compensation:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
41,902,445	1,460,891	18,137	1,568,813

Proposal 3 — Ratification of independent registered public accounting firm:

Shares Voted For	Shares Voted Against	Abstentions
43,999,725	939,393	11,168

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      June 19, 2014

THE MEN’S WEARHOUSE, INC.

By:	/s/ BRIAN T. VACLAVIK
Brian T. Vaclavik
Senior Vice President and Chief Accounting Officer